Exhibit 99.1

Staffing 360 Solutions Announces Successful Refinancing of $2.7 Million in Maturing Debt

Amendment of Debt with Hillair Capital, Extending the Maturity Date to October 2018 with a Conversion of $3.00 Per Share Positions Staffing 360 for the Next Phase of Its High Growth Acquisition Strategy

New York, NY –January 5, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations in the US and the UK, today announced that the Company consummated an amendment of more than $2.7 million of convertible debentures with Hillair Capital Investments L.P, extending the maturity of the convertible debentures to October 1, 2018.

The terms of the amended debt include a $3.00 conversion price, issuance of 600,000 shares, an increase of the total maturity value to $3.1 million, no payment of principal until maturity, and no interest payable until October 1, 2017, after which payments shall be made on a quarterly basis.

“We are entering the New Year with compelling news and are thrilled to announce the successful amendment of this debt and the strong vote of confidence from Hillair, one of our largest secured lenders,” stated Brendan Flood, Executive Chairman of Staffing 360 Solutions.  “This is a major step forward as part of our ongoing initiatives to strengthen our balance sheet. With these debt payments now being extended over one year and becoming long term liabilities, we are receiving the financial flexibility we need to complete our next batch of capital raises and acquisitions.”

David Faiman, Chief Financial Officer of Staffing 360 Solutions, added, “We are pleased to reach this agreement with Hillair, who have been strong believers and supporters of Staffing 360 Solutions since the early stages of our M&A strategy.  Working with debt providers and the capital markets are a critical component for expansion, especially as we drive our growth past our current $190 million in annualized revenue.  Although this is a major development, this only represents the beginning of our efforts, and we look forward to making further announcements regarding the strengthening our balance sheet in 2017.”

For full details of the amendment, please refer to the accompanying Form 8-K filed with the Securities and Exchange Commission on January 5, 2017. The transaction was in reliance upon exemptions from registration pursuant to the provisions of Section 4(a)(2) or Rule 506 of Regulation D under the Securities Act of 1933, as amended.

Mr. Flood concluded, “Needless to say, we are very excited for how this will help improve our outlook in 2017 and the positive momentum this brings as we keep our aim firmly focused on $300 million in revenue and delivering on our accretive acquisition strategy.”

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (Nasdaq: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations in the US and the UK.  The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $300 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT staffing space. For more information, please visit: www.staffing360solutions.com.

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions and expand our business, as well as the size of future revenue or trading volume or future access to capital markets.  Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Specifically, in order for the Company to achieve annualized revenues of $300 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate any newly acquired companies, organically grow its business, successfully defend any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company’s control.  The Company can give no assurance that it will be able to achieve these objectives.  Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.  Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions, our ability to access the capital markets on terms acceptable to us, or at all, our ability to comply with our contractual covenants, including in respect of our debt and other risks detailed from time to time in Staffing 360 Solutions’ reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Darren Minton, Executive Vice President

646.507.5712

darren.minton@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

646.507.5711

info@staffing360solutions.com